Exhibit 99.1

Archrock Reports Fourth Quarter and Full Year 2025 Results and Provides 2026 Financial Guidance

HOUSTON, February 24, 2026 - Archrock, Inc. (NYSE: AROC) (“Archrock” or the “Company”) today reported results for the fourth quarter and full year 2025.

Fourth Quarter and Full Year 2025 Highlights

●Revenue for the fourth quarter of 2025 was $377.1 million compared to $326.4 million in the fourth quarter of 2024. Revenue for 2025 was $1,489.8 million compared to $1,157.6 million in 2024.
●Net income for the fourth quarter of 2025 was $116.8 million and EPS was $0.67, an increase of approximately 95% and 97%, respectively, compared to $59.8 million and $0.34, respectively, in the fourth quarter of 2024. Net income for 2025 was $322.3 million and EPS was $1.83, compared to $172.2 million and $1.05, respectively, in 2024.
●Adjusted net income (a non-GAAP measure defined below) for the fourth quarter of 2025 was $118.3 million and adjusted EPS (a non-GAAP measure defined below) was $0.69, compared to $61.5 million and $0.35, respectively, in the fourth quarter of 2024. Adjusted net income for 2025 was $332.7 million and adjusted EPS was $1.90 compared to $185.2 million and $1.13, respectively, in 2024.
●Adjusted EBITDA (a non-GAAP measure defined below) for the fourth quarter of 2025 was $269.4 million compared to $183.8 million in the fourth quarter of 2024. Adjusted EBITDA for 2025 was $900.9 million compared to $595.4 million in 2024.
●Declared a quarterly dividend of $0.22 per common share for the fourth quarter of 2025, approximately 16% higher compared to the fourth quarter of 2024, resulting in dividend coverage of 4.9x.
●Returned $211.8 million to stockholders through dividends and share repurchases during 2025 compared to $123.7 million in 2024.

Full Year 2025 Adjusted EBITDA Exceeds Guidance Midpoint

Net income for the fourth quarter of 2025 was $116.8 million, and adjusted EBITDA was $269.4 million, driving net income for the full year 2025 to $322.3 million and adjusted EBITDA to $900.9 million. Underlying business performance exceeded expectations in the fourth quarter 2025; results further benefited from discrete items, including: (1) a $22.9 million cash net benefit related to prior period sales and use tax audit settlements and credits, recorded in cost of sales, exclusive of depreciation and amortization,  and (2) $31.6 million of net gains from the sale of compression and other assets completed at year-end. These items were not included in the 2025 annual guidance provided with our third quarter 2025 earnings release. Excluding these impacts, full-year 2025 adjusted EBITDA would have been $846.4 million, compared to our most recent adjusted EBITDA guidance range of $835 million to $850 million.1

Management Commentary and Outlook

“Archrock finished 2025 strong, reporting adjusted EBITDA above the midpoint of guidance, after raising our outlook twice during the year—underscoring the strength of our natural-gas-driven strategy and the dedication of our team,” said Brad Childers, Archrock’s President and Chief Executive Officer.

“During 2025, we grew our active horsepower by 8% compared to 2024, delivered our fifth consecutive quarter of contract operations adjusted gross margin above 70%, and increased AMS adjusted gross margin dollars by 23%. We also reduced our leverage ratio to 2.7x from 3.3x at year-end 2024 and returned $212 million to shareholders through dividends and share repurchases—up more than 70% year over year. These results were achieved while completing our second accretive acquisition in 18 months and executing asset sales of 325,000 horsepower for $192 million, which we redeployed into high-return new build investments as we continue to high-grade and standardize our fleet.

“Looking ahead to 2026, U.S. natural gas production is expected to reach record levels for the sixth consecutive year. Against this backdrop, we expect continued steady demand for our natural gas compression services—particularly in the large-horsepower and electric-motor-drive segments where we strategically focus our capital.

“We plan approximately $250 million to $275 million of growth capex in 2026 to support our customers’ expansion plans, which will also drive substantial free cash flow generation. Our year-opening dividend increase of 16% over our fourth quarter 2024 dividend level still leaves significant capacity for additional shareholder returns in the future as we continue to execute our returns-based capital allocation strategy.

1 Updated full year 2025 guidance provided on October 28, 2025. Reconciliation of non-GAAP financial measures used in guidance to their most directly comparable GAAP comparable financial measures are included in the third quarter 2025 earnings release date October 28, 2025, filed with the Securities and Exchange Commission and on the Archrock website.

“As we look forward, we are leveraging our high-quality portfolio, financial strength and flexibility and innovative technology to profitably capture market opportunities presented by sustained natural gas demand growth driven by LNG exports and the accelerating power needs of AI data centers,” concluded Childers.

Contract Operations

For the fourth quarter of 2025, contract operations segment revenue totaled $327.1 million, an increase of 14% compared to $286.5 million in the fourth quarter of 2024. Total operating horsepower at the end of the fourth quarter of 2025 was 4.6 million compared to 4.2 million at the end of the fourth quarter of 2024. In the fourth quarter of 2025, Archrock sold approximately 123,000 total horsepower of which approximately 84,000 was active, for cash proceeds totaling $78 million. Archrock maintained full fleet utilization during the fourth quarter of 2025, ending at 95.5%.

Adjusted gross margin for the fourth quarter of 2025 was $256.6 million, up 28% from $200.2 million in the fourth quarter of 2024. Adjusted gross margin percentage for the fourth quarter of 2025 was 78%, compared to 70% in the fourth quarter of 2024. Excluding the aforementioned $22.9 million cash net benefit related to prior period sales and use tax audit settlements and credits during the fourth quarter of 2025, adjusted gross margin percentage for the fourth quarter of 2025 was 71.5%.

Aftermarket Services

For the fourth quarter of 2025, aftermarket services segment revenue totaled $50.0 million, compared to $40.0 million in the fourth quarter of 2024. Adjusted gross margin for the fourth quarter of 2025 was $12.0 million, compared to $9.1 million in the fourth quarter of 2024. Adjusted gross margin percentage for the fourth quarter of 2025 was 24%, compared to 23% for the fourth quarter of 2024.

Balance Sheet

Long-term debt was $2.4 billion and our available liquidity totaled $579 million at December 31, 2025. Our leverage ratio was 2.69x as of December 31, 2025, down from 3.3x as of December 31, 2024.

On January 21, 2026, we completed a private offering of $800 million aggregate principal amount of 6.000% senior notes due 2034 and received net proceeds of $789.4 million after deducting issuance costs. The net proceeds were used to repay borrowings under our $1.5 billion asset-based revolving credit facility due May 2028.

Shareholder Returns

Quarterly Dividend

Our Board of Directors recently declared a quarterly dividend of $0.22 per share of common stock, or $0.88 per share on an annualized basis for the year ended December 31, 2025. Dividend coverage in the fourth quarter of 2025 was 4.9x. The fourth quarter 2025 dividend was paid on February 18, 2026 to stockholders of record at the close of business on February 10, 2026.

Share Repurchase Program

During the fourth quarter of 2025, we repurchased 647,480 shares of common stock at an average price of $24.44 per share, for an aggregate of approximately $15.8 million. Since April 2023 and through December 31, 2025, we have repurchased 4,461,311 shares of common stock at an average price of $20.72 per share for an aggregate of $92.4 million.

In the fourth quarter of 2025, the Board of Directors approved an increase in the Company’s share repurchase program by an additional $100 million through December 31, 2026, resulting in available capacity of $117.7 million as of December 31, 2025.

2026 Annual Guidance

The full year 2026 guidance below incorporates the fourth quarter divestiture of certain compression assets totaling 123,000 horsepower, including 84,000 operating horsepower; these assets generated estimated annualized EBITDA of approximately $12 million.

(in thousands, except percentages and ratios)

	Full Year 2026 Guidance
	Low	High
Net income (1) (2)	$306,000	$356,000
Adjusted EBITDA(3)	865,000	915,000
Cash available for dividend(4) (5)	572,000	602,000

Segment
Contract operations revenue	$1,320,000	$1,355,000
Contract operations adjusted gross margin percentage (3)	71.5%	72.5%
Aftermarket services revenue	$200,000	$220,000
Aftermarket services adjusted gross margin percentage (3)	22.0%	23.0%

Selling, general and administrative	$145,000	$140,000

Capital expenditures
Growth capital expenditures	$250,000	$275,000
Maintenance capital expenditures	125,000	135,000
Other capital expenditures	25,000	35,000

(1) 2026 annual guidance for net income does not include the impact of long-lived and other asset impairment because due to its nature, it cannot be accurately forecasted. Long-lived and other asset impairment does not impact adjusted EBITDA or cash available for dividend, however it is a reconciling item between these measures and net income. Long-lived and other asset impairment for the years 2025 and 2024 was $18.3 million and $10.7 million, respectively.
(2) Reflects an estimate of expenses incurred related to the acquisitions of Total Operations and Production Services, LLC (“TOPS”) and Natural Gas Compression Systems, Inc. and NGCSE, Inc. (“NGCS”).
(3) Management believes adjusted EBITDA and adjusted gross margin percentage  provide useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.
(4) Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.
(5) A forward-looking estimate of cash provided by operating activities is not provided because certain items necessary to estimate cash provided by operating activities, including changes in assets and liabilities, are not estimable at this time. Changes in assets and liabilities were $(58.9) million and $(25.8) million for the years 2025 and 2024, respectively.

Summary Metrics

(in thousands, except percentages and ratios)

	Three Months Ended						Year Ended
	December 31,		September 30,		December 31,		December 31,		December 31,
	2025		2025		2024		2025		2024
Net income	$116,772		$71,248		$59,758		$322,290		$172,231
Adjusted net income (1)	$118,253		$73,187		$61,533		$332,693		$185,211
Adjusted EBITDA (1)	$269,447		$220,944		$183,844		$900,914		$595,434

Contract operations revenue	$327,088		$326,269		$286,466		$1,272,081		$980,405
Contract operations adjusted gross margin (1)	$256,613		$239,559		$200,245		$928,945		$657,353
Contract operations adjusted gross margin percentage (1)	78%		73%		70%		73%		67%

Aftermarket services revenue	$49,985		$56,161		$39,950		$217,737		$177,186
Aftermarket services adjusted gross margin (1)	$11,954		$13,046		$9,054		$51,448		$41,737
Aftermarket services adjusted gross margin percentage (1)	24%		23%		23%		24%		24%

Selling, general, and administrative	$36,679		$37,676		$42,234		$147,806		$139,121

Net cash provided by operating activities	$214,477		$164,530		$124,338		622,107		429,591
Cash available for dividend(1)	$188,866		$135,737		$118,089		$581,905		$364,595
Cash available for dividend coverage (2)	4.9	x	3.7	x	3.5	x	4.0	x	3.1	x

Adjusted free cash flow (1)(3)	$199,962		$113,843		$68,945		15,208		(730,472)
Adjusted free cash flow after dividend (1) (3)	$163,086		$76,922		$38,255		(126,394)		(840,846)

Total available horsepower (at period end) (4)	4,788		4,845		4,401		4,788		4,401
Total operating horsepower (at period end) (5)	4,571		4,651		4,227		4,571		4,227
Horsepower utilization spot (at period end) (6)	95.5%		96.0%		96.1%		95.5%		96.1%

(1)	Management believes adjusted net income, adjusted EBITDA, cash available for dividend, adjusted free cash flow and adjusted free cash flow after dividend provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.
(2)	Defined as cash available for dividend divided by dividends declared for the period.
(3)	Reflects $294.6 million cash paid in the NGCS acquisition, net of cash acquired, during the year ended December 31, 2025, and $866.2 million cash paid in TOPS Acquisition, net of cash acquired, during the year ended December 31, 2024.
(4)	Defined as idle and operating horsepower and includes new compressor units completed by a third-party manufacturer that have been delivered to us.
(5)	Defined as horsepower that is operating under contract and horsepower that is idle but under contract and generating revenue such as standby revenue.
(6)	Defined as total operating horsepower divided by total available horsepower at period end.

Conference Call Details

Archrock will host a conference call on February 25, 2026, to discuss fourth quarter and full year 2025 financial results. The call will begin at 8:30 a.m. Eastern Time.

To listen to the call via a live webcast, please visit Archrock’s website at www.archrock.com. The call will also be available by dialing 1 (800) 715-9871 in the United States or 1 (646) 307-1963 for international calls. The access code is 4749623.

A replay of the webcast will be available on Archrock’s website for 90 days following the event.

The company may from time to time publish additional materials for investors at the same website address.

*****

Adjusted net income, a non-GAAP measure, is defined as net income excluding restructuring charges, transaction-related costs and debt extinguishment loss adjusted for income taxes. A reconciliation of net income, the most directly comparable GAAP measure, to adjusted net income, and a reconciliation of basic and diluted earnings per common share, the most directly comparable GAAP measure, to adjusted basic and diluted earnings per share, appear below.

Adjusted EBITDA, a non-GAAP measure, is defined as net income excluding interest expense, provision for income taxes, depreciation and amortization, long-lived and other asset impairment, unrealized change in fair value of investment in unconsolidated affiliate, restructuring charges, debt extinguishment loss, transaction-related costs, non-cash stock-based compensation expense, amortization of capitalized implementation costs and other items. A reconciliation of net income, the most directly comparable GAAP measure, to adjusted EBITDA, and a reconciliation of our full year 2026 net income to adjusted EBITDA guidance, appear below.

Adjusted gross margin, a non-GAAP measure, is defined as total revenue less cost of sales, excluding depreciation and amortization. Adjusted gross margin percentage, a non-GAAP measure, is defined as adjusted gross margin divided by revenue. A reconciliation of net income to adjusted gross margin, and a reconciliation of gross margin, the most directly comparable GAAP measure, to adjusted gross margin and adjusted gross margin percentage, appear below.

Cash available for dividend, a non-GAAP measure, is defined as net income  excluding interest expense, provision for income taxes, depreciation and amortization, long-lived and other asset impairment, unrealized change in fair value of investment in unconsolidated affiliate, restructuring charges, debt extinguishment loss, transaction-related costs, non-cash stock-based compensation expense, amortization of capitalized implementation costs and other items, less maintenance capital expenditures, other capital expenditures, cash taxes and cash interest expense. Reconciliations of net income and net cash provided by operating activities, the most directly comparable GAAP measures, to cash available for dividend, and a reconciliation of our full year 2026 net income to cash available for dividend guidance, appear below.

Adjusted free cash flow, a non-GAAP measure, is defined as net cash provided by operating activities plus net cash used in investing activities. A reconciliation of net cash provided by operating activities, the most directly comparable GAAP measure, to adjusted free cash flow, appears below.

Adjusted free cash flow after dividend, a non-GAAP measure, is defined as net cash provided by operating activities plus net cash used in investing activities less dividends paid to stockholders. A reconciliation of net cash provided by operating activities, the most directly comparable GAAP measure, to adjusted free cash flow after dividend, appears below.

About Archrock

Archrock is an energy infrastructure company with a primary focus on midstream natural gas compression and a commitment to helping its customers produce, compress and transport natural gas in a safe and environmentally responsible way. Headquartered in Houston, Texas, Archrock is a premier provider of natural gas compression services to customers in the energy industry throughout the U.S. and a leading supplier of aftermarket services to customers that own compression equipment. For more information on how Archrock embodies its purpose, WE POWER A CLEANER AMERICA, visit www.archrock.com.

Forward-Looking Statements

All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside the control of Archrock. Forward-looking information includes, but is not limited to statements regarding: guidance or estimates related to Archrock’s results of operations or of financial condition; fundamentals of Archrock’s industry, including the attractiveness of returns and valuation, stability of cash flows, demand dynamics and overall outlook, and Archrock’s ability to realize the benefits thereof; Archrock’s expectations regarding future economic, geopolitical and market conditions and trends; Archrock’s operational and financial strategies, including planned growth, coverage and leverage reduction strategies, Archrock’s ability to successfully effect those strategies, and the expected results therefrom; Archrock’s financial and operational outlook; demand and growth opportunities for Archrock’s services; structural and process improvement initiatives, the expected timing thereof, Archrock’s ability to successfully effect those initiatives and the expected results therefrom; the operational and financial synergies provided by Archrock’s size; statements regarding Archrock’s dividend policy; the expected benefits of the NGCS acquisition, including its expected accretion and the expected impact on Archrock’s leverage ratio; and plans and objectives of management for future operations.

While Archrock believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. The factors that could cause results to differ materially from those indicated by such forward-looking statements include, but are not limited to: inability to achieve the expected benefits of the NGCS acquisition and difficulties in integrating NGCS; risks of acquisitions or mergers, including the NGCS acquisition, to reduce our ability to make distributions to our common stockholders; risks related to macroeconomic conditions, including an increase in inflation and trade tensions; pandemics and other public health crises; ongoing international conflicts and tensions; risks related to our operations; competitive pressures; inability to make acquisitions on economically acceptable terms; risks related to our sustainability initiatives; uncertainty to pay dividends in the future; risks related to a substantial amount of debt and our debt agreements; inability to access the capital and credit markets or borrow on affordable terms to obtain additional capital; inability to fund purchases of additional compression equipment; vulnerability to interest rate increases and fluctuations; erosion of the financial condition of our customers; risks related to the loss of our most significant customers; uncertainty of the renewals for our contract operations service agreements; risks related to losing management or operational personnel; dependence on particular suppliers and vulnerability to product shortages and price increases; information technology and cybersecurity risks; tax-related risks; legal and regulatory risks, including climate-related and environmental, social and governance risks.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Archrock’s Annual Report on Form 10-K for the year ended December 31, 2025, Archrock’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025 and as set forth from time to time in Archrock’s filings with the Securities and Exchange Commission. These filings are available online at www.sec.gov and www.archrock.com. Except as required by law, Archrock expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE: Archrock, Inc.

For information, contact:

Megan Repine

VP of Investor Relations

281-836-8360

investor.relations@archrock.com

Archrock, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024
Revenue:
Contract operations	$327,088	$326,269	$286,466	$1,272,081	$980,405
Aftermarket services	49,985	56,161	39,950	217,737	177,186
Total revenue	377,073	382,430	326,416	1,489,818	1,157,591

Cost of sales, exclusive of depreciation and amortization
Contract operations	70,475	86,710	86,221	343,136	323,052
Aftermarket services	38,031	43,115	30,896	166,289	135,449
Total cost of sales, exclusive of depreciation and amortization	108,506	129,825	117,117	509,425	458,501

Selling, general and administrative	36,679	37,676	42,234	147,806	139,121
Depreciation and amortization	68,872	67,130	58,129	256,761	193,194
Long-lived and other asset impairment	1,795	4,676	1,203	18,290	10,681
Restructuring charges	108	688	—	1,605	—
Debt extinguishment loss	890	—	—	890	3,181
Interest expense	42,227	43,661	38,238	165,340	123,610
Transaction-related costs	876	1,767	2,247	12,705	13,249
Gain on sale of assets, net	(31,614)	(3,835)	(12,712)	(47,081)	(17,887)
Other expense (income), net	(20)	3,984	1,598	439	1,561
Income before income taxes	148,754	96,858	78,362	423,638	232,380
Provision for income taxes	31,851	25,425	18,604	100,845	60,149
Income before equity in net loss of unconsolidated affiliate	116,903	71,433	59,758	322,793	172,231
Equity in net loss of unconsolidated affiliate	131	185	—	503	—
Net income	$116,772	$71,248	$59,758	$322,290	$172,231

Basic and diluted earnings per common share (1)	$0.67	$0.40	$0.34	$1.83	$1.05

Weighted-average common shares outstanding:
Basic	174,105	174,619	173,451	174,437	162,037
Diluted	174,458	174,913	173,848	174,753	162,375

(1)	Basic and diluted earnings per common share is computed using the two-class method to determine the net income per share for each class of common stock and participating security (restricted stock and stock-settled restricted stock units that have non-forfeitable rights to receive dividends or dividend equivalents) according to dividends declared and participation rights in undistributed earnings. Accordingly, we have excluded net income attributable to participating securities from our calculation of basic and diluted earnings per common share.

Archrock, Inc.

Unaudited Supplemental Information

(in thousands, except percentages, per share amounts and ratios)

Three Months Ended	Year Ended
December 31,	September 30,	December 31,	December 31,	December 31,
2025	2025	2024	2025	2024
Revenue:
Contract operations	$327,088	$326,269	$286,466	$1,272,081	$980,405
Aftermarket services	49,985	56,161	39,950	217,737	177,186
Total revenue	$377,073	$382,430	$326,416	$1,489,818	$1,157,591

Adjusted gross margin:
Contract operations	$256,613	$239,559	$200,245	$928,945	$657,353
Aftermarket services	11,954	13,046	9,054	51,448	41,737
Total adjusted gross margin (1)	$268,567	$252,605	$209,299	$980,393	$699,090

Adjusted gross margin percentage:
Contract operations	78%	73%	70%	73%	67%
Aftermarket services	24%	23%	23%	24%	24%
Total adjusted gross margin percentage (1)	71%	66%	64%	66%	60%

Selling, general and administrative	$36,679	$37,676	$42,234	$147,806	$139,121
% of revenue	10%	10%	13%	10%	12%

Adjusted EBITDA (1)	$269,447	$220,944	$183,844	$900,914	$595,434
% of revenue	71%	58%	56%	60%	51%

Capital expenditures	$87,798	$135,065	$97,988	$502,465	$359,032
Proceeds from sale of business	—	(71,000)	—	(71,000)	—
Proceeds from sale of property, equipment and other assets	(78,283)	(11,063)	(43,387)	(120,839)	(67,591)
Net capital expenditures	$9,515	$53,002	$54,601	$310,626	$291,441

Total available horsepower (at period end) (2)	4,788	4,845	4,401	4,788	4,401
Total operating horsepower (at period end) (3)	4,571	4,651	4,227	4,571	4,227
Average operating horsepower	4,634	4,647	4,205	4,494	3,794
Horsepower utilization:
Spot (at period end) (4)	95.5%	96.0%	96.1%	95.5%	96.1%
Average (4)	95.7%	96.1%	95.3%	95.9%	95.3%

Dividend declared for the period per share	$0.220	$0.210	$0.190	$0.830	$0.695
Dividend declared for the period to all stockholders	$38,703	$37,007	$33,487	$146,623	$117,861
Cash available for dividend coverage (5)	4.9	x	3.7	x	3.5	x	4.0	x	3.1	x

Adjusted free cash flow (1)(6)	$199,962	$113,843	$68,945	$15,208	$(730,472)
Adjusted free cash flow after dividend (1)(6)	$163,086	$76,922	$38,255	$(126,394)	$(840,846)

(1) Management believes adjusted gross margin, adjusted EBITDA, adjusted gross margin percentage, adjusted free cash flow and adjusted free cash flow after dividend provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.
(2) Defined as idle and operating horsepower and includes new compressor units completed by a third-party manufacturer that have been delivered to us.
(3) Defined as horsepower that is operating under contract and horsepower that is idle but under contract and generating revenue such as standby revenue.
(4) Defined as total operating horsepower divided by total available horsepower at period end (spot) or over time (average).
(5) Defined as cash available for dividend divided by dividends declared for the period.
(6) Reflects $294.6 million cash paid in the NGCS acquisition, net of cash acquired, during the year ended December 31, 2025, and $866.2 million cash paid in TOPS Acquisition, net of cash acquired, during the year ended December 31, 2024.

	December 31,	September 30,	December 31,
	2025	2025	2024
Balance Sheet
Long-term debt (1)	$2,410,893	$2,559,944	$2,198,376
Total equity	1,491,479	1,422,279	1,323,531

(1)	Carrying values are shown net of unamortized premium and deferred financing costs.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Income to Adjusted Net Income and Earnings Per Share to Adjusted Earnings Per Share

(in thousands, except per share amounts)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024
Net income	$116,772	$71,248	$59,758	$322,290	$172,231
Restructuring charges	108	688	—	1,605	—
Transaction-related costs	876	1,767	2,247	12,705	13,249
Debt extinguishment loss	890	—	—	890	3,181
Tax effect of adjustments (1)	(394)	(516)	(472)	(3,192)	(3,450)
Adjusted net income (2)	$118,253	$73,187	$61,533	$332,693	$185,211

Weighted-average common shares outstanding:
Basic	174,105	174,619	173,451	174,437	162,037
Diluted	174,458	174,913	173,848	174,753	162,375

Basic and diluted earnings per common share (3)	$0.67	$0.40	$0.34	$1.83	$1.05

Restructuring charges per share	$0.00	$0.00	$—	$0.01	$—
Transaction-related costs per share	0.01	0.02	0.01	0.07	0.08
Debt extinguishment loss per share	0.01	—	—	0.01	0.02
Tax effect of adjustments per share	(0.00)	(0.00)	(0.00)	(0.02)	(0.02)
Adjusted basic and diluted earnings per common share (2)	$0.69	$0.42	$0.35	$1.90	$1.13

(1) Represents an estimated tax effect of restructuring charges, transaction-related costs and debt extinguishment loss based on the federal statutory tax rate of 21%.
(2) Management believes adjusted net income and adjusted earnings per share provides useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review our current period operating performance, comparability measure and performance measure for period-to-period comparisons without burdened earnings and earnings per share for non-recurring transactional costs.
(3) Basic and diluted earnings per common share is computed using the two-class method to determine the net income per share for each class of common stock and participating security (restricted stock and stock-settled restricted stock units that have non-forfeitable rights to receive dividends or dividend equivalents) according to dividends declared and participation rights in undistributed earnings. Accordingly, we have excluded net income attributable to participating securities from our calculation of basic and diluted earnings per common share.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Income to Adjusted EBITDA and Adjusted Gross Margin

(in thousands)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024
Net income	$116,772	$71,248	$59,758	$322,290	$172,231
Depreciation and amortization	68,872	67,130	58,129	256,761	193,194
Long-lived and other asset impairment	1,795	4,676	1,203	18,290	10,681
Unrealized change in fair value of investment in unconsolidated affiliate	25	—	1,484	25	1,484
Restructuring charges	108	688	—	1,605	—
Debt extinguishment loss	890	—	—	890	3,181
Interest expense	42,227	43,661	38,238	165,340	123,610
Transaction-related costs	876	1,767	2,247	12,705	13,249
Stock-based compensation expense	4,671	4,488	3,431	17,271	14,646
Amortization of capitalized implementation costs	904	851	750	3,335	3,009
Indemnification expense, net	325	825	—	1,054	—
Provision for income taxes	31,851	25,425	18,604	100,845	60,149
Equity in net loss of unconsolidated affiliate	131	185	—	503	—
Adjusted EBITDA (1)	269,447	220,944	183,844	900,914	595,434
Selling, general and administrative	36,679	37,676	42,234	147,806	139,121
Stock-based compensation expense	(4,671)	(4,488)	(3,431)	(17,271)	(14,646)
Amortization of capitalized implementation costs	(904)	(851)	(750)	(3,335)	(3,009)
Unrealized change in fair value of investment in unconsolidated affiliate	(25)	—	(1,484)	(25)	(1,484)
Indemnification expense, net	(325)	(825)	—	(1,054)	—
Gain on sale of assets, net	(31,614)	(3,835)	(12,712)	(47,081)	(17,887)
Other expense (income), net	(20)	3,984	1,598	439	1,561
Adjusted gross margin (1)	$268,567	$252,605	$209,299	$980,393	$699,090

(1)	Management believes adjusted EBITDA and adjusted gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Gross Margin and Gross Margin Percentage to

Adjusted Gross Margin and Adjusted Gross Margin Percentage

(in thousands)

	Three Months Ended						Year Ended
	December 31,		September 30,		December 31,		December 31,		December 31,
	2025		2025		2024		2025		2024
Total revenues	$377,073		$382,430		$326,416		$1,489,818		$1,157,591
Cost of sales, exclusive of depreciation and amortization	(108,506)		(129,825)		(117,117)		(509,425)		(458,501)
Depreciation and amortization	(68,872)		(67,130)		(58,129)		(256,761)		(193,194)
Gross margin and gross margin percentage	199,695	53%	185,475	48%	151,170	46%	723,632	49%	505,896	44%
Depreciation and amortization	68,872		67,130		58,129		256,761		193,194
Adjusted gross margin and adjusted gross margin percentage (1)	$268,567	71%	$252,605	66%	$209,299	64%	$980,393	66%	699,090	60%

(1)	Management believes adjusted gross margin and adjusted gross margin percentage provide useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Dividend

(in thousands)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024
Net income	$116,772	$71,248	$59,758	$322,290	$172,231
Depreciation and amortization	68,872	67,130	58,129	256,761	193,194
Long-lived and other asset impairment	1,795	4,676	1,203	18,290	10,681
Unrealized change in fair value of investment in unconsolidated affiliate	25	—	1,484	25	1,484
Restructuring charges	108	688	—	1,605	—
Debt extinguishment loss	890	—	—	890	3,181
Interest expense	42,227	43,661	38,238	165,340	123,610
Transaction-related costs	876	1,767	2,247	12,705	13,249
Stock-based compensation expense	4,671	4,488	3,431	17,271	14,646
Amortization of capitalized implementation costs	904	851	750	3,335	3,009
Indemnification expense, net	325	825	—	1,054	—
Provision for income taxes	31,851	25,425	18,604	100,845	60,149
Equity in net loss of unconsolidated affiliate	131	185	—	503	—
Adjusted EBITDA (1)	269,447	220,944	183,844	900,914	595,434
Less: Maintenance capital expenditures	(25,906)	(29,629)	(21,623)	(110,701)	(87,753)
Less: Other capital expenditures	(13,189)	(13,117)	(7,023)	(44,032)	(20,333)
Less: Cash tax (payment) refund	(345)	—	134	(3,290)	(2,209)
Less: Cash interest expense	(41,141)	(42,461)	(37,243)	(160,986)	(120,544)
Cash available for dividend (2)	$188,866	$135,737	$118,089	$581,905	$364,595

(1)	Management believes adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.
(2)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Cash Provided by Operating Activities to Cash Available for Dividend

(in thousands)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024
Net cash provided by operating activities	$214,478	$164,530	$124,338	$622,107	$429,591
Inventory write-downs	(121)	(324)	18	(913)	(550)
Provision for credit losses	(640)	(297)	(286)	(1,164)	(381)
Gain on sale of assets, net	31,614	3,835	12,712	47,081	17,887
Current income tax (provision) benefit	1,521	(1,804)	997	3,054	2,059
Cash tax (payment) refund	(345)	—	134	(3,290)	(2,209)
Amortization of operating lease ROU assets	(1,206)	(1,185)	(1,063)	(4,675)	(3,852)
Amortization of contract costs	(5,008)	(5,549)	(6,106)	(22,061)	(23,877)
Deferred revenue recognized in earnings	9,387	6,811	5,294	23,983	15,001
Indemnification expense, net	325	825	—	1,054	—
Cash restructuring charges	359	437	—	1,605	—
Cash transaction-related costs	876	1,767	2,247	12,705	13,249
Time-based cash or equity settled units settled as equity	—	—	—	(1,756)	—
Changes in assets and liabilities	(23,279)	9,437	8,450	58,908	25,763
Maintenance capital expenditures	(25,906)	(29,629)	(21,623)	(110,701)	(87,753)
Other capital expenditures	(13,189)	(13,117)	(7,023)	(44,032)	(20,333)
Cash available for dividend (1)	$188,866	$135,737	$118,089	$581,905	$364,595

(1)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Cash Provided By Operating Activities to Adjusted Free Cash Flow

and Adjusted Free Cash Flow After Dividend

(in thousands)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024
Net cash provided by operating activities	$214,477	$164,530	$124,338	$622,107	$429,591
Net cash used in investing activities (1)	(14,515)	(50,687)	(55,393)	(606,899)	(1,160,063)
Adjusted free cash flow (1)(2)	199,962	113,843	68,945	15,208	(730,472)
Dividends paid to stockholders	(36,876)	(36,921)	(30,690)	(141,602)	(110,374)
Adjusted free cash flow after dividend (1)(2)	$163,086	$76,922	$38,255	$(126,394)	$(840,846)

(1)	Reflects $294.6 million cash paid in the NGCS acquisition, net of cash acquired, during the year ended December 31, 2025, and $866.2 million cash paid in TOPS Acquisition, net of cash acquired, during the year ended December 31, 2024.
(2)	Management believes adjusted free cash flow and adjusted free cash flow after dividend provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Dividend Guidance

(in thousands)

	Annual Guidance Range
	2026
	Low	High
Net income (1)	$306,000	$356,000
Interest expense	145,000	145,000
Provision for income taxes	113,000	113,000
Depreciation and amortization	281,000	281,000
Restructuring charges	500	500
Stock-based compensation expense	15,500	15,500
Amortization of capitalized implementation costs	4,000	4,000
Adjusted EBITDA (2)(3)	865,000	915,000
Less: Maintenance capital expenditures	(125,000)	(135,000)
Less: Other capital expenditures	(25,000)	(35,000)
Less: Cash tax expense	(3,000)	(3,000)
Less: Cash interest expense	(140,000)	(140,000)
Cash available for dividend (4)(5)	$572,000	$602,000

(1) 2026 annual guidance for net income does not include the impact of long-lived and other asset impairment because due to its nature, it cannot be accurately forecasted. Long-lived and other asset impairment does not impact Adjusted EBITDA  or cash available for dividend, however it is a reconciling item between these measures and net income. Long-lived and other asset impairment for the years 2025 and 2024 was $18.3 million and $10.7 million, respectively.
(2) Reflects an estimate of expenses to be incurred related to the TOPS and NGCS acquisitions.
(3) Management believes adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.
(4) Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.
(5) A forward-looking estimate of cash provided by operating activities is not provided because certain items necessary to estimate cash provided by operating activities, including changes in assets and liabilities, are not estimable at this time. Changes in assets and liabilities were $(58.9) million and $(25.8) million for the years 2025 and 2024, respectively.